SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               MRU Holdings, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                          33-0954381
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 754-0774

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                     MRU HOLDINGS, INC. 2004 INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                              EDWIN J. MCGUINN, JR.
                             CHIEF EXECUTIVE OFFICER
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 754-0774

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                              LOUIS W. ZEHIL, ESQ.
                                MCGUIREWOODS LLP
                     1345 AVENUE OF THE AMERICAS, 7TH FLOOR
                          NEW YORK, NEW YORK 10105-0106

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE

     Title of                                    Proposed Maximum   Proposed Maximum
 Securities to be         Amount to be            Offering Price       Aggregate           Amount of
    Registered            Registered(1)             Per Share(2)    Offering Price(2)   Registration Fee
Common Stock, par
   value                    5,000,000                 $ 3.30          $ 16,500,000        $ 1,765.50

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Calculated pursuant to Rule 457(h)(1) and Rule 457(c) solely for purposes of calculating the registration fee. The price is based on the average of the high and low prices of the registrant's common stock on November 9, 2005, as reported on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to persons to whom the information is required to be given as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

MRU Holdings, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents which have been filed with the
Commission:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 filed with the Commission on September 28, 2005.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year 2004.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2/A filed with the Commission on July 21, 2005.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our certificate of incorporation limits the personal liability of our officers and directors for monetary damages for breach of their fiduciary duty as directors, except for (i) liability that cannot be eliminated under the Delaware General Corporation Law, (ii) any breach of such director's duty of loyalty to the Registrant or its stockholders, (iii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or
(iv) for any transaction from which such director derived improper personal benefit. Our Bylaws also provide for the Registrant to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors or officers. The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Securities Exchange Act of 1934. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, Bylaws, the Delaware General Corporation Law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

-------------------------------------------------------------------------------------------------------------------
Exhibit No.     Description                                        Incorporated by Reference to Filings Indicated
-----------     -----------                                        ----------------------------------------------
-------------------------------------------------------------------------------------------------------------------
4.1             2004 Incentive Plan
-------------------------------------------------------------------------------------------------------------------
5               Opinion of McGuireWoods LLP
-------------------------------------------------------------------------------------------------------------------
23.1            Consent of Independent Auditors
-------------------------------------------------------------------------------------------------------------------
23.2            Consent of Counsel (filed as part of Exhibit 5)    Exhibit 5 to this Registration Statement on Form
                                                                   S-8
-------------------------------------------------------------------------------------------------------------------

Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New York, State of New York, on this 29th day of November, 2005.

                                        MRU HOLDINGS, INC.


                                        By: /s/ Edwin J. McGuinn, Jr.
                                            --------------------------
                                            Edwin J. McGuinn, Jr.
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                     Title
------------------------------      --------------------------------------------

/s/ Edwin J. McGuinn, Jr.
------------------------------
Edwin J. McGuinn, Jr.               Chief Executive Officer and Director

/s/ Raza Khan
------------------------------
Raza Khan                           President and Director

/s/ Vishal Garg
------------------------------
Vishal Garg                         Executive Vice President and Chief Financial
                                    Officer and Director

/s/ Richmond T. Fisher
------------------------------
Richmond T. Fisher                  Director

/s/ M. Paul Tompkins
------------------------------
M. Paul Tompkins                    Director

/s/ David Bushley
------------------------------
David Bushley                       Director

EXHIBIT INDEX

-------------------------------------------------------------------------------------------------------------------
Exhibit No.     Description                                        Incorporated by Reference to Filings Indicated
-----------     -----------                                        ----------------------------------------------
-------------------------------------------------------------------------------------------------------------------
4.1             2004 Incentive Plan
-------------------------------------------------------------------------------------------------------------------
5               Opinion of McGuireWoods LLP
-------------------------------------------------------------------------------------------------------------------
23.1            Consent of Independent Auditors
-------------------------------------------------------------------------------------------------------------------
23.2            Consent of Counsel (filed as part of Exhibit 5)    Exhibit 5 to this Registration Statement on Form
                                                                   S-8
-------------------------------------------------------------------------------------------------------------------